SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 9, 2004

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 288-2382

(Registrant’s Telephone Number, Including Area Code)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is being furnished pursuant to Item 12 “Results of Operations and Financial Condition” of this Form 8-K:

Exhibit 99	Press Release dated February 9, 2004.

Item 12. Results of Operations and Financial Condition.

On February 9, 2004, BUCA, Inc. issued a press release, a copy of which is being furnished as an exhibit to this report and is incorporated herein by reference.

The press release contains information concerning the company’s net income (loss) before an asset impairment charge, which is not calculated in accordance with generally accepted accounting principals (GAAP). The company believes that the presentation of net income (loss) before the asset impairment charge provides a useful analysis of its ongoing operating trends and helps investors compare operating performance period to period. A reconciliation of these non-GAAP financial measures to GAAP numbers is included in the press release and on the company’s website at http://www.bucainc.com/ir_reports.asp.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2004	BUCA, INC.
(Registrant)

	By	/s/ Greg A. Gadel
Greg A. Gadel
Executive Vice President, Chief Financial Officer, Treasurer and Secretary